        As filed with the Securities and Exchange Commission on January 19, 2001
                                                   Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             NOVELLUS SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

           CALIFORNIA                                            77-00246
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                             4000 North First Street
                               San Jose, CA 95134
           (Address of Principal Executive Office Including Zip Code)


       NOVELLUS SYSTEMS, INC. AMENDED AND RESTATED 1992 STOCK OPTION PLAN
                           (Full titles of the plans)

                                 Robert H. Smith
         Executive Vice President, Chief Financial Officer and Secretary
                             Novellus Systems, Inc.
                             4000 North First Street
                               San Jose, CA 95134
                     (Name and address of agent for service)

                                 (408) 943-9700
          (Telephone number, including area code, of agent for service)

------------------------------------------------------------------------------------------------------------------------
                                           CALCULATION OF REGISTRATION FEE

============================== ===================== ===================== ===================== =======================
                                                       Proposed maximum      Proposed maximum
  Title of securities to be        Amount to be       offering price per    aggregate offering         Amount of
         registered               registered(2)           share (2)             price (2)           registration fee
------------------------------ --------------------- --------------------- --------------------- -----------------------
Common Stock                        5,805,000              $39.4375          $228,934,687.50          $57,234.00
------------------------------ --------------------- --------------------- --------------------- -----------------------

(1) This Registration Statement shall also cover any additional Common Stock which becomse issuable under the Amended and Restated 1992 Stock Option Plan of Novellus Systems, Inc. by reason of any stock dividend, stock split, recapitalization or other similar transactions effected without the receipt of consideration which results in an increase in the number of the outstanding Common Stock of Novellus Systems, Inc.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices reported on the Nasdaq National Market on January 16, 2001.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

     1. The contents of the Registrant's Registration Statements on Form S-8, Commission File No. 33-51056, No. 33-88156, No. 33-62807, No. 333-11825, No.
333-35487, No. 333-65567 and No. 333-80453, including exhibits thereto, are hereby incorporated by reference into this Registration Statement, except as the same may be modified by the information set forth herein.

     2. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

     3. The Company's Current Reports on Form 10-Q filed on May 16, 2000, August 8, 2000 and November 14, 2000;

     4. The Company's Current Reports on Form 8-K filed on April 21, 2000 and November 1, 2000;

     5. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on August 31, 1988.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 9. Exhibits.

        Exhibit
        Number       Description
        -------      -----------
          5.1        Opinion of Morrison & Foerster LLP.

         23.1        Consent of Counsel (included in Exhibit 5.1).

         23.2        Consent of Ernst & Young LLP.

         25.1        Power of Attorney (see Signature Page).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Novellus Systems, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on January 19, 2001.

                                       NOVELLUS SYSTEMS, INC.


                                       By: /s/ Richard S. Hill
                                           ------------------------------------
                                           Richard S. Hill
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Richard
S. Hill and Robert H. Smith, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming anything the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                  Capacity                   Date
---------                                  --------                   ----
/s/ Richard S. Hill               President, Chief Executive    January 19, 2001
------------------------------    Officer (Principal
    Richard S. Hill               Executive Officer) and
                                  Director

/s/ Robert H. Smith               Vice President, Finance and   January 19, 2001
------------------------------    Administration,
    Robert H. Smith               Chief Financial Officer,
                                  Secretary and Director
                                  (Principal Financial
                                  Officer)

/s/ Kevin S. Royal                Corporate Controller          January 19, 2001
------------------------------    (Principal Accounting
    Kevin S. Royal                Officer)

                                  Director
------------------------------
    D. James Guzy

Signature                                  Capacity                   Date
---------                                  --------                   ----
/s/ J. David Litster              Director                      January 19, 2001
------------------------------
    J. David Litster


                                  Director
------------------------------
    Tom Long


/s/ Glen G. Possley               Director                      January 19, 2001
------------------------------
    Glen G. Possley

/s/ William R. Spivey             Director                      January 19, 2001
------------------------------
    William R. Spivey

                                INDEX TO EXHIBITS

Exhibit
Number       Description
-------      -----------
  5.1        Opinion of Morrison & Foerster LLP.

 23.1        Consent of Counsel (included in Exhibit 5.1).

 23.2        Consent of Ernst & Young LLP.

 25.1        Power of Attorney (see Signature Page).